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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JANUARY 1, 1999


                                  BARNETT INC.
                                  ------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



             DELAWARE                     0-21728                 59-1380437
             --------                                             ----------
(STATE OR OTHER JURISDICTION OF   (COMMISSION FILE NUMBER)   (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)




3333 LENOX AVENUE, JACKSONVILLE, FLORIDA                              32254
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                         (ZIP CODE)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:          (904) 384-6530


                     NOT APPLICABLE
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


================================================================================

ITEM 2. ACQUISITION OF ASSETS

         On January 8, 1999, Barnett Inc.(the "Company") acquired the U.S. Lock division of WOC, Inc., an indirect wholly owned subsidiary of Waxman Industries, Inc. for a cash purchase price of approximately $33 million and the assumption of liabilities estimated at approximately $2 million (the "U.S. Lock Acquisition"). The effective date of the U.S. Lock Acquisition was January 1, 1999. Waxman Industries, Inc. continues to own 44.3% of the Company. The $33 million cash portion of the purchase price was financed by a term loan provided by First Union National Bank.

         The factors considered by the Company in determining the price to be paid for the U.S. Lock Acquisition included its historical and expected growth rates, its historical and expected earnings before interest and taxes as well as the anticipated impact on the Company's financial results.

         U.S. Lock is a leading distributor of security hardware to locksmiths and other security hardware installers.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

A) Financial Statements of Business Acquired

   Audited financial statements of U.S. Lock for the fiscal year ended June 30, 1998 and Report of Independent Public Accountants. Unaudited financial statements for the six months ended December 31, 1998 and 1997.

     Report of Independent Public Accountants.

     Statements of Net Assets as of June 30, 1998 (audited) and December 31, 1998 (unaudited).

     Statements of Operations for the Year Ended June 30, 1998 (audited) and for the Six Months Ended December 31, 1998 and 1997 (unaudited).

     Statements of Divisional Investment for the Year Ended June 30, 1998 (audited) and for the Six Months Ended December 31, 1998 (unaudited).

     Statements of Cash Flows for the Year Ended June 30, 1998 (audited) and for the Six Months Ended December 31, 1998 and 1997 (unaudited).

     Notes to Financial Statements.

B) Pro Forma Financial Information

     Unaudited Pro Forma Financial Data as of and for the Year Ended June 30, 1998 and the Six Months Ended December 31, 1998.

     Balance Sheet as of December 31, 1998.

     Statements of Income for the Year Ended June 30, 1998 and the Six Months Ended December 31, 1998.

C) Exhibits:

1. Press release issued by Barnett Inc. on January 7, 1999

2. Asset purchase agreement dated December 18, 1998 among Barnett Inc., Waxman Industries, Inc., and WOC Inc. (Incorporated by reference to Exhibit 3 of the Form 8-K dated January 15, 1999 filed by Waxman Industries, Inc.)

                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             BARNETT INC.


                                             By /s/ ANDREA M. LUIGA
                                             ----------------------

                                                   Andrea M. Luiga
Dated: March 15, 1999                 Vice President and Chief Financial Officer

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Stockholder of WOC Inc.:

         We have audited the accompanying statement of net assets of U.S. Lock Corporation (the "Company"), a division of WOC Inc. and indirect division of Waxman Industries, Inc., as of June 30, 1998, and the related statements of operations, divisional investment and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of U.S. Lock Corporation as of June 30, 1998, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Cleveland, Ohio,
  December 23, 1998.

                              U.S. LOCK CORPORATION
    (A DIVISION OF WOC INC. AND INDIRECT DIVISION OF WAXMAN INDUSTRIES, INC.)
                            STATEMENTS OF NET ASSETS
                  JUNE 30, 1998 AND UNAUDITED DECEMBER 31, 1998
                                ($ IN THOUSANDS)

ASSETS
                                              June 30,  December 31,
                                                1998        1998
                                             ---------- ------------
                                              (audited) (unaudited)
CURRENT ASSETS:
   Cash                                       $    726    $  1,132
   Trade receivables, net                        2,478       2,868
   Other receivables                                82          21
   Inventories                                   5,655       6,190
   Prepaid expenses                                 57         (58)
                                              --------    --------
        Total current assets                     8,998      10,153

PROPERTY AND EQUIPMENT:
   Building improvements                           760         817
   Equipment                                     1,434       1,851
                                              --------    --------
                                                 2,194       2,668
Less accumulated depreciation
 and amortization                               (1,401)     (1,511)
                                              --------    --------
Property and equipment, net                        793       1,157

OTHER ASSETS                                        25          34
                                              --------    --------

TOTAL ASSETS                                  $  9,816    $ 11,344
                                              ========    ========

LIABILITIES AND DIVISIONAL INVESTMENT

CURRENT LIABILITIES:
   Accounts payable                           $  1,590    $  1,726
   Accrued liabilities                              62          69
   Accrued salaries and wages                      107          54
   Accrued bonuses                                 174         111
                                              --------    --------
          Total current liabilities              1,933       1,960

COMMITMENTS AND CONTINGENCIES

DIVISIONAL INVESTMENT                            7,883       9,384
                                              --------    --------

TOTAL LIABILITIES AND DIVISIONAL INVESTMENT   $  9,816    $ 11,344
                                              ========    ========

                 The accompanying Notes to Financial Statements
                   are an integral part of these statements.


                              U.S. LOCK CORPORATION
                              ---------------------
   (A DIVISION OF WOC INC. AND INDIRECT DIVISION OF WAXMAN INDUSTRIES, INC.)
                            STATEMENTS OF OPERATIONS
     FOR THE YEAR ENDED JUNE 30, 1998 AND UNAUDITED FOR THE SIX MONTHS ENDED
                   DECEMBER 31, 1998 AND 1997 ($ IN THOUSANDS)


                                                         Six Months        Six Months
                                          Year Ended        Ended            Ended
                                           June 30,      December 31,     December 31,
                                            1998            1998              1997
                                          --------        --------         --------
                                          (audited)      (unaudited)      (unaudited)

Net Sales                                 $ 22,762        $ 13,361         $ 10,833

Cost of sales                               15,177           8,977            7,297
                                          --------        --------         --------

Gross profit                                 7,585           4,384            3,536

Selling, general and
  administrative expenses                    4,780           2,717            2,329

Corporate charge                               911             535              419
                                          --------        --------         --------

Income before income taxes                   1,894           1,132              788

Provision for income taxes                     757             453              315
                                          --------        --------         --------

Net Income                                $  1,137        $    679         $    473
                                          ========        ========         ========

                 The accompanying Notes to Financial Statements
                   are an integral part of these statements.


                              U.S. LOCK CORPORATION
                              ---------------------
    (A DIVISION OF WOC INC. AND INDIRECT DIVISION OF WAXMAN INDUSTRIES, INC.)
                       STATEMENTS OF DIVISIONAL INVESTMENT
     FOR THE YEAR ENDED JUNE 30, 1998 AND UNAUDITED FOR THE SIX MONTHS ENDED
                       DECEMBER 31, 1998 ($ IN THOUSANDS)



              Balance, June 30, 1997                              $ 6,302

                 Net income                                         1,137

                 Advances from parent, net                            444
                                                                  -------

              Balance, June 30, 1998 (audited)                      7,883

                 Net income                                           679

                 Advances from parent, net                            822
                                                                  -------

              Balance, December 31, 1998 (unaudited)              $ 9,384
                                                                  =======

                 The accompanying Notes to Financial Statements
                   are an integral part of these statements.

                              U.S. LOCK CORPORATION
                              ---------------------
    (A DIVISION OF WOC INC. AND INDIRECT DIVISION OF WAXMAN INDUSTRIES, INC.)
                            STATEMENTS OF CASH FLOWS
     FOR THE YEAR ENDED JUNE 30, 1998 AND UNAUDITED FOR THE SIX MONTHS ENDED
                   DECEMBER 31, 1998 AND 1997 ($ IN THOUSANDS)

                                                                       SIX MONTHS          SIX MONTHS
                                                                         ENDED                ENDED
                                                   YEAR ENDED         DECEMBER 31,        DECEMBER 31,
                                                  JUNE 30,1998            1998                 1997
                                                 ----------------    ----------------    ----------------
                                                    (audited)          (unaudited)        (unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
-------------------------------------
   Net Income                                          $ 1,137           $   679           $   473
   Adjustments to reconcile net income to net
     cash provided by operating activities:
       Depreciation and amortization                       193               110                93
       Provision for bad debts                             116                68                54
   Changes in assets and liabilities:
       Trade receivables                                  (659)             (458)             (195)
       Other receivables                                   (23)               61                22
       Inventories                                      (1,248)             (535)             (885)
       Prepaid expenses                                     35               115               122
       Other assets                                         29                (9)               16
       Accounts payable                                    571               136               370
       Accrued liabilities                                 143              (109)                2
                                                       -------           -------           -------
Net Cash Provided by Operating Activities                  294                58                72
                                                       -------           -------           -------

CASH FLOWS FROM INVESTING ACTIVITIES:
-------------------------------------
   Capital expenditures                                   (463)             (474)              (92)
                                                       -------           -------           -------
Net Cash Used in Investing Activities                     (463)             (474)              (92)
                                                       -------           -------           -------

CASH FLOWS FROM FINANCING ACTIVITIES:
-------------------------------------
   Advances from parent, net                               444               822               164
                                                       -------           -------           -------
Net Cash Provided by Financing Activities                  444               822               164
                                                       -------           -------           -------

NET INCREASE IN CASH                     275             406             144
                                      ------          ------          ------

BALANCE, BEGINNING OF PERIOD             451             726             451
                                      ------          ------          ------

BALANCE, END OF PERIOD                $  726          $1,132          $  595
                                      ======          ======          ======






                 The accompanying Notes to Financial Statements
                    are an integral part of these statements.


                              U.S. LOCK CORPORATION
                              ---------------------
    (A DIVISION OF WOC INC. AND INDIRECT DIVISION OF WAXMAN INDUSTRIES, INC.)
                          NOTES TO FINANCIAL STATEMENTS

                       YEAR ENDED JUNE 30, 1998 (AUDITED)
               and six months ended December 31, 1998 (unaudited)



NOTE 1 - DESCRIPTION OF THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES

A.     DESCRIPTION OF THE COMPANY

U.S. Lock Corporation ("U.S. Lock" or the "Company") is a division of WOC Inc. ("WOC" or the "Parent"). WOC is a wholly-owned subsidiary of Waxman USA Inc. ("Waxman USA"), which is a wholly-owned subsidiary of Waxman Industries, Inc. ("Waxman Industries").

 The Company is a distributor of a full line of security hardware, including locksets, door closers, locksmith tools and other products to the locksmith market in the United States. Many of the Company's products are sold under the U.S. Lock (R) and Rx "Dealer Only"(TM) trademarks. U.S. Lock markets and distributes its products through a telemarketing sales team, supplemented with an annual catalog and monthly promotional flyers, which are mailed to existing and potential customers.

B.     TRADE RECEIVABLES

Trade receivables are presented net of allowances for doubtful accounts of $436,000 and $442,000 at June 30, 1998 and December 31, 1998, respectively. Bad debt expense totaled $116,000 for the year ended June 30, 1998 and $68,000 for the six months ended December 31, 1998.

C.     INVENTORIES

At June 30, 1998 and December 31, 1998, inventories, consisting primarily of finished goods, are carried at the lower of first-in, first-out (FIFO) cost or market.

D.     PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. For financial reporting purposes, building improvements are amortized on a straight-line basis over the estimated useful lives of the related assets or the remaining lease term of the related building, whichever is shorter. Equipment is depreciated on a straight-line basis over the estimated useful lives of the related assets. Depreciable lives are 5 to 10 years for building improvements and 5 to 7 years for equipment. For income tax purposes, accelerated methods of depreciation are used. Depreciation and amortization expense totaled $193,000 for the year ended June 30, 1998 and $110,000 for the six months ended December 31, 1998.

E.     FINANCIAL STATEMENT ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

F.     EARNINGS PER SHARE
Earnings per share data is not presented and is not meaningful, as the Company is a division of WOC, an indirect wholly-owned subsidiary of Waxman Industries.

G.     NEW ACCOUNTING STANDARD

In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard (SFAS) No. 130, "Reporting Comprehensive Income" ("SFAS 130") to be effective for financial statements issued for fiscal years beginning after December 15, 1997. SFAS 130 requires companies to display the components of comprehensive income with the same prominence as the other financial statements for all periods presented. The Company does not have any comprehensive income items.

NOTE 2 - INCOME TAXES

The Company accounts for income taxes in accordance with the provisions of SFAS No. 109, "Accounting for Income Taxes." SFAS No. 109 utilizes an asset and liability approach and deferred taxes are determined based on the estimated future tax effects of differences between the financial statement and tax bases of assets and liabilities given the provisions of the enacted tax laws. The tax provision for the twelve months ended June 30, 1998 and six months ended December 31, 1998 represents the provision for federal and various state taxes, calculated on a stand-alone basis.

The Company participates in the consolidated tax group of which Waxman Industries is the common parent. Commencing July 1, 1994, the Company began participating in a new tax sharing agreement with Waxman Industries. Under this agreement, the Company's federal tax liability is equal to the lesser of (i) its federal tax liability calculated on a stand-alone basis or (ii) its portion of Waxman Industries' federal tax liability. Waxman Industries had approximately $52.7 million of available domestic net operating loss carryforwards for income tax purposes at June 30, 1998, which expire between 2008 and 2013. The Parent files separate income tax returns in certain states based on the results of its operations, which include the operations of U.S. Lock, within those states.

The components of the provision for income taxes, calculated on a stand-alone basis, are as follows:

                                               Six Months
                            Year Ended            Ended
                          June 30, 1998    December 31, 1998
                        ----------------   -----------------
U.S. Federal                   $663,000          $396,000

State and other                  94,000            57,000
                               --------          --------

        Total current          $757,000          $453,000
                               ========          ========


Deferred taxes and amounts payable to Waxman Industries are included in the divisional investment in the accompanying statements of net assets.


The following table reconciles the U.S. statutory tax rate to the Company's effective tax rate:

                                                 Six Months
                            Year Ended             Ended
                          June 30, 1998     December 31, 1998
                        ----------------    -----------------

U.S. statutory rate              35.0%          35.0%

State taxes, net                  4.9            5.0

Other, net                        0.1             --
                               ------         ------

   Effective tax rate            40.0%          40.0%
                               ======         ======

The Company made income tax payments to the Parent of $94,000 for state income taxes in the year ended June 30, 1998. No income tax payments were made in the six months ended December 31, 1998.

NOTE 3 - LEASE COMMITMENTS

The Company leases certain warehouse and office facilities and equipment under operating lease agreements, which expire at various dates through 2003.

Future minimum rental payments are as follows:

1999                                 $134,000
2000                                  127,000
2001                                  108,000
2002                                   99,000
2003                                   51,000
Thereafter                                 --
                                     --------

                                     $519,000
                                     ========

Total rent expense charged to operations was $200,000 for the year ended June 30, 1998 and $130,000 for the six months ended December 31, 1998.


NOTE 4 - PROFIT SHARING AND 401(K) PLAN

Eligible employees of the Parent and certain divisions of the Parent participate in a trusteed, profit sharing and 401(k) retirement plan sponsored by Waxman Industries. Contributions by the Company are discretionary and are determined by the Board of Directors of Waxman Industries. There were no profit sharing contributions for the year ended June 30, 1998 or the six months ended December 31, 1998; however, the Company contributed a 50% match, up to the first 4% of salary deferrals by employees, which amounted to $32,000 for the year ended June 30, 1998 and $21,000 for the six months ended December 31, 1998. The Company currently offers no other retirement, post-retirement or post-employment benefits.


NOTE 5 - RELATED-PARTY TRANSACTIONS

Management fees charged to the Company by Waxman Industries are presented in the accompanying statements of operations as the corporate charge. In accordance with an intercorporate agreement, the management fees charged to the Company are the lesser of (i) 4% of net sales or (ii) the actual cost of providing services to the Company.

In April 1996, Waxman Industries entered into an intercorporate agreement (the "New Intercorporate Agreement") with Barnett Inc. ("Barnett"), a company in which Waxman USA has a 44.4% ownership interest at June 30, 1998. Pursuant to the New Intercorporate Agreement, Barnett provides certain services to U.S. Lock. These services include the utilization of Barnett's management information systems, financial accounting, order processing and billing and collection services. The Company pays Barnett the allocable cost of the salaries and expenses of Barnett's employees while they are performing such services. The Company also reimburses Barnett for all out-of-pocket disbursements to third parties by Barnett required for the provision of such services. These charges amounted to $412,000 and $203,000 for the year and six months ended June 30 and December 31, 1998, respectively, and are reflected in selling, general and administrative expenses in the accompanying statements of operations. All amounts incurred by Barnett on behalf of the Company have been reimbursed by the Company as of June 30, 1998 and December 31, 1998.


NOTE 6 - COMMITMENTS AND CONTINGENCIES

The Company is subject to various legal proceedings and claims that arise in the ordinary course of business. In the opinion of management, the amount of any ultimate liability with respect to these actions will not materially affect the Company's financial statements or results of operations.


NOTE 7 - SALE OF THE COMPANY

In December 1998, Waxman Industries and the Parent announced they entered into an agreement to sell the business of the Company, including certain assets and liabilities of the Company, to Barnett.

                       UNAUDITED PRO FORMA FINANCIAL DATA


                 The following unaudited pro forma financial data (the "Unaudited Pro Forma Financial Data") of the Company have been derived by the application of pro forma adjustments to the historical financial statements of U.S. Lock and Barnett Inc. for the periods indicated. The adjustments are described in the accompanying notes.

                 The Unaudited Pro Forma Financial Data give effect to the transactions as if the transactions occurred as of December 31, 1998, for purposes of the balance sheet data, and as of the beginning of the period for the year ended June 30, 1998 and the six months ended December 31, 1998, for purposes of the statement of income data. The Unaudited Pro Forma Financial Data does not give effect to any transactions other than the transactions discussed below and those discussed in the accompanying notes. The Unaudited Pro Forma Financial Data are provided for informational purposes only and do not purport to represent the results of operations or financial position of the Company had the transactions in fact occurred on such dates, nor do they purport to be indicative of the financial position or results of operations as of any future date or for any future period.

                 The U.S. Lock Acquisition was accounted for using the purchase method of accounting. The total cost of the U.S. Lock Acquisition will be allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values as of the time the U.S. Lock Acquisition was consummated. The pro forma adjustments are based upon available information and upon certain assumptions that management believes are reasonable. The final allocation of the purchase price, however, and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein.

                        UNAUDITED PRO FORMA BALANCE SHEET
                                DECEMBER 31, 1998
                                ($ IN THOUSANDS)

                                                          Historical                 Adjustments For
                                                          ----------                 ---------------
                                               Barnett Inc.        U.S. Lock.        The Transactions           Pro Forma
                                               ------------        ----------        ----------------           ---------
ASSETS

CURRENT ASSETS:
  Cash                                            $    321           $  1,132               $ (1,215)(a)          $    238
  Accounts receivable, net                          33,341              2,889                                       36,230
  Inventories                                       51,092              6,190                   (250)(b)            57,032
  Prepaid expenses                                   2,906                (58)                                       2,848
                                                  --------           --------               --------              --------
Total current assets                                87,660             10,153                 (1,465)               96,348


PROPERTY AND EQUIPMENT:
  Property and equipment, net                       19,015              1,157                  3,000(c)             23,172

OTHER ASSETS:
  Cost of Business in Excess
    of Net Assets Acquired                           4,732               --                   22,745(d)             27,477
  Deferred Tax Assets, net                             716                                                             716
  Other Assets                                       1,124                 34                     83(e)              1,241
                                                  --------           --------               --------              --------
TOTAL ASSETS                                      $113,247           $ 11,344               $ 24,363              $148,954
                                                  ========           ========               ========              ========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                      $ 19,924              $  1,726                                    $ 21,650
  Accrued liabilities                                      2,577                   234              $    747(f)              3,558
  Accrued income taxes payable                                --                    --                                          --
  Short-term debt                                          7,001                    --                                       7,001
                                                        --------              --------              --------              --------
Total current liabilities                                 29,502                 1,960                   747                32,209

LONG TERM DEBT                                                --                    --                33,000(g)             33,000

SHAREHOLDERS' EQUITY:
   Divisional equity                                          --                 9,384                (9,384)(h)                --
   Common stock                                              162                    --                                         162
   Paid-in capital                                        47,820                    --                                      47,820
   Retained earnings                                      35,763                    --                                      35,763
                                                        --------              --------              --------              --------
Total Shareholders' equity                                83,745                 9,384                (9,384)               83,745

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY              $113,247              $ 11,344              $ 24,363              $148,954
                                                        ========              ========              ========              ========



                 See Notes to Unaudited Pro Forma Balance Sheet

                   NOTES TO UNAUDITED PRO FORMA BALANCE SHEET




(a) Reflects both the payment of deferred financing charges of $0.1 million and the elimination of the remaining cash balance of $1.1 million. All cash eliminated was retained by Waxman Industries.

(b) Reflects the adjustment of certain inventory to be discontinued to fair value.

(c) Reflects the fair market value of U.S. Lock's corporate office building located in Brentwood, New York that was purchased as part of the U.S. Lock Acquisition but was not owned by U.S. Lock.

(d) For purposes of the pro forma information, the excess of the purchase price over the historical net assets and assumed liabilities of U.S. Lock has been considered to be goodwill and other intangible assets, pending other purchase price allocation of adjustments. The adjustment reflects the following as of December 31, 1998:

Purchase price of U.S. Lock Acquisition                     $ 33,000
Transaction expenses related to the U.S. Lock Acquisition        600
Fair value adjustment of inventory                               250
Fair value of building purchased                              (3,000)
Severance and other liabilities                                  147
Asset not acquired in purchase                                 1,132
Elimination of historical divisional equity                   (9,384)
                                                            --------
                                                            $ 22,745
                                                            ========

(e)           Reflects the financing costs associated with the purchase of U.S.
              Lock.

(f) Reflects the (i) transaction expenses of $0.6 million incurred, and (ii) recognition of severance and other liabilities of $0.15 million incurred with the acquisition of U.S. Lock.

(g) Reflects the term loan provided by First Union National Bank for the $33.0 million cash purchase price.

(h)           Reflects the elimination of historical divisional equity of U.S.
              Lock.

                     UNAUDITED PRO FORMA STATEMENT OF INCOME
                                  JUNE 30, 1998
                                ($ IN THOUSANDS)

                                          Historical                Adjustments For
                                          ----------                ---------------
                               Barnett Inc.         U.S. Lock.      The Transactions           Pro Forma
                               ------------         ----------      ----------------           ---------

Net sales                          $ 199,578           $  22,762                               $ 222,340

Cost of sales                        132,135              15,177                                 147,312
                                   ---------           ---------        ---------                ---------

Gross profit                          67,443               7,585                                  75,028

Selling, general and
 administrative expenses              44,061               4,780            569 (a)               49,410

Corporate charge                          --                 911           (911)(b)                   --
                                   ---------           ---------      ---------                ---------

Operating income                      23,382               1,894            342                   25,618

Interest expense                         157                  --          2,079 (c)                2,236
                                   ---------           ---------      ---------                ---------

Income before income taxes            23,225               1,894         (1,737)                  23,382

Provision for income taxes             8,948                 757           (467)(d)                9,238
                                   ---------           ---------      ---------                ---------

Net income                         $  14,277           $   1,137      $  (1,270)               $  14,144
                                   =========           =========      =========                =========


Earnings per share:
     Basic                         $    0.88                                                   $    0.87
     Diluted                       $    0.87                                                   $    0.87

Weighted average shares used:
     Basic                            16,179                                                      16,179
     Diluted                          16,341                                                      16,341

              See Notes to Unaudited Pro Forma Statement of Income


                     UNAUDITED PRO FORMA STATEMENT OF INCOME
                                DECEMBER 31, 1998
                                ($ IN THOUSANDS)

                                      Historical                          Adjustments For
                                      ----------                          ---------------
                                      Barnett Inc.        U.S. Lock.      The Transactions         Pro Forma
                                     ------------         ----------      ----------------         ---------
Net sales                              $ 110,511          $  13,361                                $ 123,872

Cost of sales                             74,057              8,977                                   83,034
                                       ---------          ---------          ---------              ---------

Gross profit                              36,454              4,384                                    40,838

Selling, general and
  administrative expenses                 24,178              2,717             285 (a)                27,180

Corporate charge                              --                535            (535)(b)                    --
                                       ---------          ---------          ---------              ---------

Operating income                          12,276              1,132             250                    13,658

Interest expense                              66                 --           1,040 (c)                 1,106
                                       ---------          ---------          ---------              ---------

Income before income taxes                12,210              1,132            (790)                   12,552

Provision for income taxes                 4,704                453            (202)(d)                 4,955
                                       ---------          ---------          ---------              ---------

Net income                             $   7,506          $     679          $ (588)                $   7,597
                                       =========          =========          =========              =========


Earnings per share:
     Basic                             $    0.46                                                    $    0.47
     Diluted                           $    0.46                                                    $    0.47

Weighted average shares used:
     Basic                                16,212                                                       16,212
     Diluted                              16,223                                                       16,223

              See Notes to Unaudited Pro Forma Statement of Income


                NOTES TO UNAUDITED PRO FORMA STATEMENTS OF INCOME


(a) The U.S. Lock Acquisition will be accounted for under the purchase method of accounting. Under the purchase method of accounting, the total purchase price will be allocated to the tangible and intangible assets acquired and liabilities assumed by the Company based on their respective fair values as of the acquisition date based upon valuations and other studies not yet available. For purposes of the pro forma information, the excess of the purchase price over the historical net assets of U.S. Lock has been considered to be goodwill, pending the completion of other purchase price allocation adjustments. Assuming the pro forma remaining excess purchase costs to be allocated will be amortized over a straight-line period of approximately 40 years, the resulting amortization is approximately $0.6 million for the year ended June 30, 1998 and $0.3 million for the six months ended December 31, 1998.

(b) Eliminates the intercompany corporate charge as per the intercorporate agreement with Waxman Industries.

(c) Reflects additional interest incurred by the Company in connection with the term loan provided by First Union National Bank. Assuming an interest rate of 6.3%, interest expense on the principal of $33.0 million is approximately $2.1 million and $1.0 million for the year and six months ended June 30, 1998 and December 31, 1998, respectively.

(d) Adjusts income tax benefits for assumed tax effect of pro forma adjustments, excluding goodwill amortization, and using an estimated 40.0% rate.



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